Exhibit 23.1



               Consent Of Independent Certified Public Accountants


     We hereby consent to the incorporation by reference of our report dated February 9, 2001, accompanying the consolidated financial statements included in the Annual Report of CCBT Financial Companies, Inc. on Form 10-K for the year ended December 31, 2000, in the Registration Statement on Form S-8 pertaining to the CCBT Financial Companies, Inc. 2001 Directors' Stock Option Plan.


/s/  GRANT THORNTON LLP

Boston, Massachusetts
July 17, 2001